As filed with the Securities and Exchange Commission on August 27, 2026.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Reliance Global Group, Inc.

(Exact name of registrant as specified in its charter)

Florida	6411	46-3390293
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification Number)

300 Blvd. of the Americas, Suite 105 Lakewood, NJ 08701

732- 380-4600

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mr. Ezra Beyman

Chief Executive Officer

300 Blvd. of the Americas, Suite 105 Lakewood, NJ 08701

732-380-4600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Morris C. Zarif, Esq.

Zarif Law Group P.C.

808 Springwood Avenue, Suite 110

Asbury Park, NJ 07711

(732) 755-0146

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-Accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to section 8(a) may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED August 27, 2026

RELIANCE GLOBAL GROUP, INC.

UP TO 16,107,568 SHARES OF COMMON STOCK

This prospectus relates to the offer and resale from time to time by White Lion Capital, LLC (“White Lion” or the “Selling Securityholder”) of up to 16,107,568 additional shares of common stock of Reliance Global Group, Inc. (“we,” “us,” “our,” or the “Company”), par value $0.086 per share (the “Common Stock”), that may be issued by us to White Lion pursuant to that certain Common Stock Purchase Agreement, dated as of August 26, 2025, as amended by Amendment No. 1 dated November 5, 2025 (“Amendment No. 1”) and Amendment No. 2 dated March 12, 2026 (“Amendment No. 2,” and collectively, as so amended, the “White Lion Purchase Agreement”), establishing an equity line of credit (the “ELOC”).

The shares offered by this prospectus (assuming the shares to be issued are sold at a price of $3.005 per share) are in addition to the up to 11,407,273 shares of Common Stock (285,182 shares on a post 1-for-40 reverse split basis, which became effective on May 15, 2026, the “Reverse Split-2026”) that we previously registered for resale by White Lion under the ELOC pursuant to our registration statement on Form S-1 (File No. 333-289900), declared effective by the SEC on September 4, 2025 (the “Prior Registration Statement”) and substantially all shares registered thereunder were issued to White Lion. We are registering the additional shares offered by this prospectus in connection with the increase in the aggregate commitment under the White Lion Purchase Agreement from $10.0 million to $50.0 million effected pursuant to Amendment No. 2, and the issuance of substantially all shares previously registered for resale under the Prior Registration Statement. From inception through the date of this prospectus, we have sold approximately $1.6 million of Common Stock under the White Lion Purchase Agreement. The 122,630 shares (approximately 3,066 shares on the post-Reverse Split-2026 basis) issued to White Lion as commitment shares under the White Lion Purchase Agreement (the “Commitment Shares”) were registered for resale under the Prior Registration Statement and are not being registered under this prospectus. As of the date of this prospectus, the Selling Securityholder has sold all of the shares (including the Commitment Shares) registered for resale under the Prior Registration Statement.

The actual number of shares of our Common Stock that we may issue and sell to White Lion under the ELOC will vary depending on the market price of our Common Stock and other terms of the White Lion Purchase Agreement, but we will not sell or register more than the number of shares set forth above under this prospectus unless we file an additional registration statement under the Securities Act of 1933, as amended (the “Securities Act”), with the U.S. Securities and Exchange Commission (the “SEC”). See “The White Lion Equity Financing” for a description of the White Lion Purchase Agreement and “Selling Securityholder” for additional information regarding White Lion.

We are registering the shares for resale by the Selling Securityholder from time to time. We are not selling any securities under this prospectus and will not receive any proceeds from the sale of Common Stock by the Selling Securityholder. We may receive up to approximately $48.4 million in aggregate gross proceeds from White Lion under the White Lion Purchase Agreement in connection with future sales of shares of our Common Stock to White Lion following the effectiveness of the registration statement of which this prospectus forms a part. However, the actual proceeds from White Lion may be less than this amount depending on the number of shares of our Common Stock we elect to sell and the price at which such shares are sold. The purchase price per share that White Lion will pay for shares of Common Stock purchased from us under the White Lion Purchase Agreement will fluctuate based on the market price of our Common Stock at the time we elect to sell shares to White Lion and, to the extent we sell shares of Common Stock under the White Lion Purchase Agreement, substantial amounts of shares could be issued and resold, which would cause dilution and may impact the market price of our Common Stock.

The White Lion Purchase Agreement is a discretionary financing facility, and we are under no obligation to sell any shares thereunder. We retain sole discretion over whether, when and in what amounts to deliver purchase notices under the White Lion Purchase Agreement, subject to its terms and conditions. Accordingly, the registration of the shares covered by this prospectus should not be viewed as an indication that we will issue all or any of such shares. There can be no assurance, however, that we will elect to access the facility at any particular time or that any issuances under the facility will not adversely affect the market price of our Common Stock.

The Selling Securityholder may sell, under this prospectus, up to 16,107,568 additional shares of our Common Stock, constituting approximately 959% of our outstanding shares of Common Stock as of August 26, 2026. Sales of a substantial number of shares of our Common Stock in the public market by the Selling Securityholder and/or by our other existing securityholders, or the perception that those sales might occur, could increase the volatility of and cause a significant decline in the market price of our securities and could impair our ability to raise capital through the sale of additional equity securities.

All of the securities offered in this prospectus by the Selling Securityholder may be resold for so long as the registration statement, of which this prospectus forms a part, is available for use. The sale of all or a portion of the securities being offered in this prospectus could result in a significant decline in the public trading price of our securities. Despite such a decline in the public trading price, the Selling Securityholder may still experience a positive rate of return on the securities it acquires due to the price at which it initially purchases the securities.

We are registering the securities for resale pursuant to the Selling Securityholder’s registration rights under the White Lion Purchase Agreement and a Registration Rights Agreement entered into with the Selling Securityholder dated August 26, 2025, subject to certain exceptions. Our registration of the securities covered by this prospectus is being made to satisfy our registration obligations under the White Lion Purchase Agreement and does not mean that we will issue any securities thereunder or that the Selling Securityholder will offer or sell any of the securities registered for resale.

We will bear all costs, expenses and fees in connection with the registration of the shares of Common Stock. The Selling Securityholder may offer, sell or distribute all or a portion of its shares of Common Stock publicly or through private transactions at prevailing market prices or at negotiated prices. The Selling Securityholder will bear all commissions and discounts, if any, attributable to its sales of shares of Common Stock. We provide more information about how the Selling Securityholder may sell the shares of Common Stock in the section titled “Plan of Distribution.”

Our Common Stock is listed on Nasdaq under the symbol “EZRA.” On August 26, 2026, the last reported sale price of our Common Stock was $2.83 per share.

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties referenced under the heading “Risk Factors” beginning on page 8 of this prospectus and in the other documents that are incorporated by reference into this prospectus before purchasing any of the shares offered by this prospectus.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is _________, 2026.

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ABOUT THIS PROSPECTUS

Unless the context otherwise requires, references in this prospectus to “Reliance,” “the Company,” “we,” “us” and “our” refer to Reliance Global Group, Inc. and our subsidiaries. Solely for convenience, trademarks and tradenames referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights, or that the applicable owner will not assert its rights, to these trademarks and tradenames.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”), under which the Selling Securityholder may, from time to time, sell the securities described in this prospectus in one or more offerings or otherwise described under “Plan of Distribution.”

You should rely only on the information contained in this prospectus, any supplement to this prospectus or in any free writing prospectus, filed with the SEC. Neither we nor the Selling Securityholder have authorized anyone to provide you with additional information or information different from that contained in this prospectus, or any applicable prospectus supplement or any free writing prospectuses prepared by us or on our behalf and filed with the SEC. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Securityholder will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, any post-effective amendment and any applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, regardless of the time of delivery of this prospectus or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date.

We may also file a prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part that may contain material information relating to these offerings. The prospectus supplement or post-effective amendment, as the case may be, may add, update or change information contained in this prospectus with respect to such offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or post-effective amendment, you should rely on the prospectus supplement or post-effective amendment, as applicable. Before purchasing any of our Common Stock, you should carefully read this prospectus and any prospectus supplement and/or post-effective amendment, as applicable, together with the additional information described under “Where You Can Find More Information.”

For investors outside of the United States: Neither we nor the Selling Securityholder have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus, and prospectus supplement, post-effective amendment or any free writing prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of such prospectus outside the United States.

The Company’s brand and product names contained in this prospectus are trademarks, registered trademarks, or service marks of Reliance Global Group, Inc. or its subsidiaries.

All other trademarks, trade names and service marks appearing in this prospectus or the documents incorporated by reference herein are the property of their respective owners. Use or display by us of other parties’ trademarks, trade dress or products is not intended to and does not imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owner. Solely for convenience, trademarks, tradenames and service marks referred to in this prospectus appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trademarks and trade names.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This registration statement, of which this prospectus forms a part, contains forward-looking statements. All statements other than statements of historical fact contained herein, including statements regarding our business plans or strategies, projected or anticipated benefits or other consequences of our plans or strategies are forward- looking statements. Words such as “anticipates,” “assumes,” “believes,” “can,” “could,” “estimates,” “expects,” “forecasts,” “guides,” “intends,” “is confident that,” “may,” “plans,” “seeks,” “projects,” “targets,” and “would,” and their opposites and similar expressions, as well as statements in future tense, are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and may not be accurate indications of when such performance or results will actually be achieved. Forward-looking statements are based on information we have when those statements are made or our management’s good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to:

●	our need to raise additional capital, which may not be available on acceptable terms or at all;

●	our ability to satisfy and maintain compliance with The Nasdaq Capital Market’s continued listing standards, including the $1.00 minimum bid price requirement and the $5.0 million minimum Market Value of Listed Securities (“MVLS”) requirement, and to maintain the listing of our common stock on the Nasdaq Capital Market;

●	volatility in the price of our securities due to changes in the capital markets, our industry, or our capital structure;

●	our ability to execute on our acquisition strategy and integrate acquired businesses successfully;

●	our ability to retain key personnel and effectively manage growth;

●	the risk that we and our agency partners are unable to generate expected revenues or margins;

●	risks associated with the insurance brokerage industry, including carrier concentration, regulation, competition, and cyclicality;

●	the impact of economic conditions, inflation, and interest rate trends on our operations and customer demand;

●	risks associated with our expansion into the technology sector through our EZRA International Group platform and our Scale51 operating model, including our ability to identify, complete, and integrate investments in technology-driven businesses or to realize value from minority investments such as Enquantum;

●	risks associated with our expansion into the life sciences sector through LifeSci Global Group LLC, including the speculative nature of early-stage life sciences investments, including its investment in Innervate, and conflicts of interest with our directors and officers;

●	risks specific to our digital-asset treasury strategy;

●	potential disruptions due to cybersecurity incidents or system failures;

●	risks associated with legal proceedings and compliance obligations;

●	other risks and uncertainties described in this prospectus, including those under the section entitled “Risk Factors.”

Should one or more of these risks or uncertainties materialize or should any of the assumptions made by the management of the Company prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.

Except to the extent required by applicable law or regulation, the Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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PROSPECTUS SUMMARY

This summary highlights information contained in other parts of this prospectus or information incorporated by reference into this prospectus from our filings with the Securities and Exchange Commission, or SEC, listed in the section of the prospectus entitled “Incorporation of Certain Information by Reference.” Because it is only a summary, it does not contain all of the information that you should consider before purchasing our securities in this offering and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere or incorporated by reference into this prospectus. You should read the entire prospectus, the registration statement of which this prospectus is a part, and the information incorporated by reference herein in their entirety, including the “Risk Factors” and our financial statements and the related notes incorporated by reference into this prospectus, before purchasing our securities in this offering. Unless the context requires otherwise, references in this prospectus to “Reliance,” “Company,” “we,” “us” or “our” refer to Reliance Global Group, Inc., a Florida corporation and its subsidiaries.

Business Overview

Reliance Global Group, Inc. was incorporated in Florida on August 2, 2013 under the name Ethos Media Network, Inc., and was renamed Reliance Global Group, Inc. on October 18, 2018.

We operate as a diversified company engaging in business in the insurance market, as well as other related sectors. Our focus is to grow the Company by pursuing an aggressive acquisition strategy, initially and primarily focused upon wholesale and retail insurance agencies. We are led and advised by a management team that offers over 100 years of combined business expertise in real estate, insurance, and the financial service industry.

In the insurance sector, our management has extensive experience acquiring and managing insurance portfolios in several states, as well as developing specialized programs targeting niche markets. Our primary strategy is to identify specific risk to reward arbitrage opportunities and develop these on a national platform, thereby increasing revenues and returns, and then identify and acquire undervalued wholesale and retail insurance agencies with operations in growing or underserved segments, expand and optimize their operations, and achieve asset value appreciation while generating interim cash flows.

As part of our growth and acquisition strategy, we continue to survey the current insurance market for value-add acquisition opportunities. To date we maintain six insurance agencies in various states, and long-term, we seek to conduct all transactions and acquisitions through our direct operations.

Further, we launched our 5MinuteInsure.com (“5MI”) Insurtech platform during 2021 which expanded our national footprint. 5MI is a high-tech proprietary tool developed by us as a business to consumer portal which enables consumers to instantly compare quotes from multiple carriers and purchase their car and home insurance in a time efficient and effective manner. 5MI taps into the growing number of online shoppers and utilizes advanced artificial intelligence and data mining techniques, to provide competitive insurance quotes in around 5 minutes with minimal data input needed from the consumer. The platform launched during the summer of 2021 and currently operates in 46 states offering coverage with more than 30 highly rated insurance carriers.

With the acquisition of Barra, we launched RELI Exchange, our business-to-business (B2B) InsurTech platform and agency partner network that builds on the artificial intelligence and data mining backbone of 5MinuteInsure.com. Through RELI Exchange we on-board agency partners and provide them an InsurTech platform white labeled, designed and branded specifically for their business. This combines the best of digital and human capabilities by providing our agency partners and their customers quotes from multiple carriers within minutes. Since its inception, RELI Exchange, has increased its agent roster by close to 300%.

We recently launched a proprietary artificial intelligence agent designed to securely automate browser-based workflows in regulated back-office environments. The platform is initially being deployed across our insurance operations to automate repetitive processes, reduce manual processing, improve operating efficiency and support the integration of acquired agencies. The technology incorporates policy-based action controls, human review, secure credential handling and detailed audit records. We also intend to evaluate commercialization opportunities for the platform, including potential applications beyond insurance in other regulated industries.

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Beyond our core insurance brokerage operations, we have broadened our strategic focus to include proprietary artificial intelligence, technology and healthcare initiatives. We intend to continue investing in the development and deployment of AI technologies that complement our insurance operations, improve scalability and create potential future commercialization opportunities. We have also pursued acquisitions and other strategic transactions through our EZRA International Group strategy and related investments in healthcare and technology businesses. In addition, we have selectively pursued other strategic initiatives, including a digital-asset treasury strategy. We expect to continue evaluating strategic opportunities across our insurance, artificial intelligence, technology and healthcare businesses.

Recent Developments

White Lion ELOC

On August 26, 2025, we entered into the White Lion Purchase Agreement with White Lion Capital, LLC and the related Registration Rights Agreement. We subsequently entered into Amendment No. 1 to the White Lion Purchase Agreement, dated November 5, 2025, which added a fixed purchase notice option, and Amendment No. 2 to the White Lion Purchase Agreement, dated March 12, 2026, which increased the aggregate commitment amount from $10.0 million to $50.0 million and extended the commitment period through December 31, 2028. As used in this prospectus, the “White Lion Purchase Agreement” refers to that Common Stock Purchase Agreement, as so amended.

Subject to the conditions set forth in the White Lion Purchase Agreement, including the effectiveness of a resale registration statement covering the resale of the shares issuable thereunder, we may, from time to time during the commitment period, sell to White Lion up to an aggregate of $50.0 million of shares of our Common Stock (of which approximately $1.6 million of shares was sold as of the date of this prospectus).

Each sale will be made pursuant to our delivery of a purchase notice. The per-share purchase price for a standard purchase notice is based on the lowest traded price of our Common Stock during a three-hour period commencing upon White Lion’s written acknowledgment of the applicable purchase notice. Under the fixed purchase notice option added by Amendment No. 1, with White Lion’s consent we may sell shares at a per-share price equal to 90% of the lowest traded price of our Common Stock during the five-minute period immediately preceding delivery of the applicable fixed purchase notice, subject to a per-notice limit tied to the average daily trading volume of our Common Stock. White Lion’s obligation under any single purchase notice is subject to the trading-volume limits set forth in the White Lion Purchase Agreement. Additional conditions include, among others, that our registration statement is effective and available for use and that trading in our Common Stock has not been suspended.

Issuances under the White Lion Purchase Agreement are subject to the beneficial ownership limitation (4.99%, which White Lion may increase to 9.99% upon 61 days’ prior written notice) and the Exchange Cap. The Exchange Cap limits issuances to 19.99% of our outstanding Common Stock as of August 26, 2025, unless stockholder approval is obtained or an exception under applicable exchange rules is available, including where the average price paid for all shares issued under the White Lion Purchase Agreement equals or exceeds $0.9196 per share, subject to appropriate adjustment for stock splits and similar transactions ($36.784 per share after giving effect to the Reverse Split-2026) .. At our 2026 Annual Meeting of Stockholders held on May 6, 2026, our stockholders approved, for purposes of Nasdaq Listing Rule 5635(d), issuances under the White Lion Purchase Agreement in excess of the Exchange Cap.

In consideration of White Lion’s commitment, we agreed to issue Commitment Shares having an aggregate value of $100,000 in two equal tranches, with the number of shares in each tranche determined by dividing $50,000 by the Nasdaq Official Closing Price on the specified valuation dates described in the White Lion Purchase Agreement. The Commitment Shares were fully earned as of August 26, 2025 and, after giving effect to the Reverse Split-2026, consist of approximately 3,066 shares of Common Stock. The Commitment Shares were registered for resale under the Prior Registration Statement.

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We may terminate the White Lion Purchase Agreement at any time from and after the date on which the Commitment Shares have been fully issued to White Lion, or earlier, upon a material breach by White Lion. The agreement also terminates automatically upon the expiration of the commitment period and may terminate upon certain bankruptcy or similar events, as described therein.

From inception of the White Lion Purchase Agreement through the date of this prospectus, we have sold an aggregate of 282,116 shares of Common Stock, after giving effect to the Reverse Split-2026, to White Lion under the White Lion Purchase Agreement for aggregate gross proceeds of approximately $1.6 million. As of the date of this prospectus, approximately $48.4 million remained available under the White Lion Purchase Agreement, representing approximately 96.8% of the aggregate $50.0 million commitment, subject to the terms and conditions of the White Lion Purchase Agreement.

Other Capital Markets Activities

January 2026 Public Offering: In January 2026, the Company completed a best-efforts public offering of units consisting of shares of Common Stock (or pre-funded warrants in lieu thereof) and accompanying common stock purchase warrants, together with placement agent warrants, registered under the Company’s Registration Statement on Form S-1 (File No. 333-292895), which was declared effective on January 28, 2026. The offering closed on January 29, 2026 and resulted in gross proceeds of approximately $2.0 million. The common warrants, pre-funded warrants and placement agent warrants issued in the offering are not listed on any securities exchange. The securities issued in the January 2026 offering, and the shares of Common Stock issuable upon exercise of the related warrants, are not being registered by, or offered under, this prospectus.

At-the-Market Offering Program: During 2026, the Company utilized its at-the-market offering program with H.C. Wainwright & Co., LLC (the “ATM Program”) to raise additional capital. As of the date of this prospectus, substantially all available capacity under the ATM Program has been utilized.

Ticker Symbol and Series A Warrants: Effective January 26, 2026, the Company’s Common Stock began trading on the Nasdaq Capital Market under the symbol “EZRA”, replacing the former ticker symbol “RELI.” The Company’s CUSIP number remained unchanged, and no action was required by stockholders in connection with the ticker symbol change. The Company’s previously outstanding Series A Warrants, which had been listed on the Nasdaq Capital Market under the symbol “EZRAW,” expired in accordance with their terms on February 8, 2026, and are no longer outstanding or listed.

2026 Annual Meeting of Stockholders

On May 6, 2026, the Company held its 2026 Annual Meeting of Stockholders, at which stockholders (i) re-elected each of Ezra Beyman, Alex Blumenfrucht, Scott Korman, Ben Fruchtzweig and Sheldon Brickman to serve as directors until the 2027 Annual Meeting; (ii) ratified the appointment of Urish Popeck & Co., LLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026; (iii) approved an amendment to the Company’s 2025 Equity Incentive Plan increasing the number of shares of Common Stock available for issuance thereunder from 50,000 to 400,000 shares (after giving effect to the Reverse Split-2026); and (iv) approved, for purposes of Nasdaq Listing Rule 5635(d), issuances of Common Stock in excess of the 19.99% Exchange Cap under the White Lion Purchase Agreement.

Nasdaq Listing Compliance and Reverse Stock Split

As previously disclosed, on December 12, 2025, the Company received notice from Nasdaq that it no longer satisfied the $1.00 minimum bid price requirement under Nasdaq Listing Rule 5550(a)(2). To regain compliance, on May 12, 2026, the Company adopted and filed Articles of Amendment to its Articles of Restatement to the Articles of Incorporation with the Florida Department of State to effect a 1-for-40 reverse stock split of its issued and outstanding and authorized shares of Common Stock (the “Reverse Split-2026”). The Reverse Split-2026 became effective at 5:00 p.m. Eastern Time on May 15, 2026, and the Common Stock began trading on a split-adjusted basis on the Nasdaq Capital Market under the symbol “EZRA” on May 18, 2026. As a result, the number of issued and outstanding shares of Common Stock was reduced from approximately 22,230,563 to approximately 555,764, and the number of authorized shares of Common Stock was reduced from 2,000,000,000 to 50,000,000. The par value per share remained $0.086, and proportionate adjustments were made to outstanding equity awards, warrants and share reserves under the Company’s equity incentive plans.

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Following the Reverse Split-2026, the closing bid price of the Common Stock remained at or above $1.00 per share for the requisite number of consecutive business days, and on June 2, 2026, Nasdaq notified the Company that it had regained compliance with Nasdaq Listing Rule 5550(a)(2) and that the matter was closed.

Nasdaq further noted that, pursuant to Nasdaq Listing Rule 5810(c)(3)(A)(iv), because of the Company’s prior reverse stock splits, the Company may not be eligible for a future compliance period if it again fails to satisfy the minimum bid price requirement.

In addition, on July 22, 2026, the SEC approved Nasdaq’s adoption of a new continued listing standard requiring companies listed on the Nasdaq Capital Market to maintain a minimum Market Value of Listed Securities of $5.0 million. Under the new rule, a company that fails to maintain that amount for 30 consecutive business days is subject to an immediate Staff Delisting Determination without a cure or compliance period. Based on the recent market price of our Common Stock, our Market Value of Listed Securities has been below the $5.0 million threshold, and there can be no assurance that we satisfy or maintain compliance with this requirement. The rule is currently stayed pending full SEC review and the ultimate effectiveness, timing, and form of the rule remain uncertain. See “Risk Factors.”

Officer Appointments and Equity Awards

Effective June 18, 2026, the Board of Directors appointed Judah Korman as Chief Operating Officer and Zack Wilder as Chief Technology Officer of the Company, and appointed Mordy Beyman as a Vice President of the Company. Judah Korman is the son of Scott Korman, a member of the Company’s Board of Directors, and Mordy Beyman is the son of Ezra Beyman, the Company’s Chairman and Chief Executive Officer. On June 24, 2026, the Compensation Committee approved awards of an aggregate of 285,931 restricted shares of Common Stock, with an aggregate value of approximately $987,892, under the Company’s 2025 Equity Incentive Plan, as amended, to certain directors, officers, and employees, and on July 27, 2026, the Compensation Committee approved amendments to the vesting schedules of such awards pursuant to which the unvested portions thereof vested in full on July 27, 2026. On June 29, 2026, the Company filed a registration statement on Form S-8 (File No. 333-297136) with respect to the 350,000 additional shares of Common Stock authorized for issuance under the 2025 Equity Incentive Plan pursuant to the amendment approved by stockholders at the 2026 Annual Meeting of Stockholders.

Related-Party Transactions

LifeSci Global Group Investment in Innervate

On April 29, 2026, the Company entered into the limited liability company operating agreement of LifeSci Global Group LLC (“LGG”), a Delaware limited liability company formed to identify and make investments in healthcare-related companies as part of the Company’s EZRA International Group strategy. The Company holds approximately 51% of the membership interests in LGG, and the remaining approximately 49% is held by LifeSci Management Group LLC (“Management Group”), which is owned by Ezra Beyman, the Company’s Chairman and Chief Executive Officer, Scott Korman, a member of the Company’s Board of Directors, and David Turner. Because Management Group is owned in part by the Company’s Chief Executive Officer and a director, the LGG arrangements constitute related-party transactions; the interested directors, including Messrs. Beyman and Korman, recused themselves from the Board’s deliberations and approval, the Company’s independent directors approved the transactions, and the Board’s audit, compensation and nominating committees were reconstituted to consist solely of independent directors. On April 29, 2026, EZRA International Group LLC (“EIG”), a New Jersey limited liability company and wholly-owned subsidiary of the Company, and LGG entered into a Promissory Note in the maximum aggregate principal amount of $2,000,000, bearing interest at 7% per annum (compounded annually and accruing daily), with advances to be made by EIG to LGG from time to time at EIG’s discretion and the outstanding principal and accrued interest payable on the earlier of an event of default and April 29, 2031, subject to extension by mutual agreement. On April 30, 2026, LGG entered into a Unit Subscription Agreement and a related Side Letter with Innervate Radiopharmaceuticals LLC (“Innervate”), pursuant to which LGG agreed to subscribe for up to 421,053 Class A units of Innervate at $4.75 per unit, for an aggregate purchase price of approximately $2,000,002, payable in installments. Upon completion of the investment, LGG will hold a minority equity interest in Innervate. As of the date of this prospectus, LGG had funded an aggregate of $725,000 of the subscription price and held 152,632 Class A units of Innervate, together with warrants to purchase 76,316 additional units. As of such date, EIG had advanced an aggregate of $725,000 to LGG under the Promissory Note. Funding of the remaining installments is at LGG’s discretion.

Corporate Information

We were formed under the name Ethos Media Network, Inc. in Florida on August 2, 2013. In September 2018, Reliance Global Holdings, LLC, a related party, purchased a controlling interest in our company. Ethos Media Network, Inc. changed its name to Reliance Global Group, Inc. on October 18, 2018. Our principal executive offices are located at 300 Blvd. of the Americas, Suite 105, Lakewood, NJ 08701. Our website is located at www.relianceglobalgroup.com and our telephone number is (732) 380-4600. Information found on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus, and you should not consider it part of the prospectus.

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THE OFFERING

Shares of Common Stock Offered by the Selling Securityholder	Up to 16,107,568 shares of Common Stock.

Shares of Common Stock outstanding prior to this offering	1,679,936 shares (as of August 26, 2026)
Terms of the Offering	The Selling Securityholder will determine when and how it will dispose of any shares of Common Stock registered under this prospectus for resale.

Use of Proceeds	We are not selling any securities under this prospectus, and will not receive any proceeds from the sale of Common Stock by the Selling Securityholder pursuant to this prospectus. We may receive up to $48.4 million in aggregate gross proceeds from White Lion under the White Lion Purchase Agreement in connection with sales of the shares of our Common Stock pursuant to the White Lion Purchase Agreement after the date of this prospectus. As of the date of this prospectus, approximately $48.4 million remained available under the White Lion Purchase Agreement, representing approximately 96.8% of the aggregate $50.0 million commitment, subject to the terms and conditions of the White Lion Purchase Agreement. However, the actual proceeds from White Lion may be less than this amount depending on the number of shares of our Common Stock sold and the price at which the shares of our Common Stock are sold. Proceeds to us from the sale of such shares of Common Stock, if any, pursuant to the White Lion Purchase Agreement will be used for working capital, to operate and grow the Company, debt payments, capital investments and general corporate purposes.

Risk Factors	Investing in our securities involves a high degree of risk. See the “Risk Factors” section of this prospectus for a discussion of factors that you should consider carefully before buying our securities.

Trading Symbol	Our Common Stock is listed on Nasdaq under the symbol “EZRA.”

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RISK FACTORS

Investing in our securities involves significant risk. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the SEC on March 10, 2026, as amended on Form 10-K/A on March 26, 2026, in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026 and June 30, 2026, and other filings we make with the SEC from time to time, which are incorporated by reference herein in their entirety, together with other information in this prospectus and the information incorporated by reference herein. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could suffer materially. In such event, the trading price of our common stock could decline, and you might lose all or part of your investment.

Risks Related to This Offering

We cannot predict the actual number of shares we will sell to the Selling Securityholder, the actual proceeds we will receive, or the dilution to you; we may not be able to access the full commitment.

Sales under the White Lion Purchase Agreement are at our discretion and depend on market conditions and other factors, as well as contractual limits (including per-notice trading-volume limits, the Exchange Cap and the beneficial ownership limitation). As a result, we may sell to the Selling Securityholder all, some or none of the shares available to us under the White Lion Purchase Agreement, and we cannot predict the number of shares we may issue, the price per share, the timing of sales, or the aggregate proceeds, if any. If we are unable to access the ELOC when needed, we may be required to seek alternative financing on less favorable terms.

Issuances under the White Lion Purchase Agreement will cause dilution, and the Commitment Shares were issued without providing us cash proceeds.

Any shares we sell to the Selling Securityholder will increase the number of outstanding shares and dilute existing stockholders, and the additional shares registered under this prospectus are in addition to the shares previously registered for resale and sold by White Lion under the Prior Registration Statement. In addition, the Commitment Shares were fully earned and issued as consideration for the ELOC, resulting in dilution with no corresponding cash proceeds to us. The Commitment Shares were registered for resale under the Prior Registration Statement.

Any resales by the Selling Securityholder could exert downward pressure on our stock price.

The per-share purchase price for shares we sell to the Selling Securityholder is based on the lowest traded price of our Common Stock during an applicable pricing period and, in the case of fixed purchase notices, is equal to 90% of the lowest traded price of our Common Stock during the applicable five-minute period. Because shares are issued at prices at or below the prevailing market price and the Selling Securityholder may resell shares promptly after acquiring them, actual or anticipated resales—particularly during or following pricing periods—could depress the market price of our Common Stock and increase volatility, and the discounted issuance price magnifies the dilutive effect of our sales. The shares offered by this prospectus are in addition to the shares previously registered for resale and sold by White Lion under the Prior Registration Statement, and resales of shares under this registration statement could contribute to this downward pressure.

Our stockholders have approved issuances under the White Lion Purchase Agreement in excess of the Nasdaq Exchange Cap, which increases the potential dilution to our stockholders.

At our 2026 Annual Meeting of Stockholders held on May 6, 2026, our stockholders approved, for purposes of Nasdaq Listing Rule 5635(d), issuances of Common Stock in excess of the 19.99% Exchange Cap under the White Lion Purchase Agreement, which provides for aggregate purchases of up to $50.0 million of our Common Stock. As a result, we may issue shares under the White Lion Purchase Agreement in excess of the Exchange Cap, and the resulting dilution to our existing stockholders could be substantial. In addition, because the Reverse Split-2026 reduced the number of our outstanding shares of Common Stock, each share issued under the White Lion Purchase Agreement represents a larger percentage of our outstanding Common Stock than it would have prior to the Reverse Split-2026. The purchase price under the White Lion Purchase Agreement is also based on a discount to the market price of our Common Stock, which may further increase the dilutive effect of issuances thereunder. As of the date of this prospectus, we have sold an aggregate of approximately $1.6 million of Common Stock under the White Lion Purchase Agreement.

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We will receive proceeds only from our sales to the Selling Securityholder; the Selling Securityholder’s resales provide us no proceeds.

We will not receive any proceeds from resales of shares by the Selling Securityholder. Proceeds, if any, are generated only when we sell shares to the Selling Securityholder under the White Lion Purchase Agreement.

Our ability to use the ELOC depends on satisfying ongoing conditions; any suspension or ineffectiveness of the Registration Statement, trading halts, delisting or other events could prevent or delay draws.

Purchases are conditioned on, among other things, the Registration Statement being effective and available for use, our Common Stock being DWAC-eligible and trading on the Principal Market without suspension, and the absence of certain adverse events. If these conditions are not met—or if we are in a blackout, possess material non-public information, or are otherwise unable to deliver a purchase notice—we may be unable to draw when needed.

We may need to file additional registration statements to fully utilize the ELOC, which we may be unable to have declared effective on a timely basis or at all.

This registration statement registers a number of shares that, based on the assumed value per share set forth in this prospectus, would be sufficient to access the full remaining commitment under the ELOC. However, if market prices decline, a greater number of shares may be required to access the full remaining commitment. In that event we will need to file one or more additional registration statements and have them declared effective before selling shares in excess of the number registered hereunder to the Selling Securityholder. We may be unable to do so on a timely basis, or at all.

Future issuances and/or resales pursuant to this prospectus—or the perception that such sales may occur—could depress our stock price and impair our ability to raise additional capital.

Actual or anticipated sales to the Selling Securityholder, and the Selling Securityholder’s subsequent resales, could increase the public float, place downward pressure on our stock price, and make future equity or equity-linked financings more difficult or more dilutive.

The trading-volume and daily-volume limits, as well as market conditions, may materially constrain the size and timing of our sales under the ELOC.

Per-notice limits tied to trading volume and other contractual constraints may limit the number of shares we can sell in any purchase notice, particularly during periods of low liquidity or heightened volatility, which could restrict our ability to raise capital when needed.

If we do not maintain our Nasdaq listing or if trading in our Common Stock is halted, we may be unable to use the ELOC.

Delisting from, or suspension of trading on, our Principal Market would prevent us from delivering purchase notices and materially limit our access to capital under the White Lion Purchase Agreement.

We have broad discretion in the use of proceeds from any sales to the Selling Securityholder, and investors may not agree with how we use them.

Our management will have significant discretion over the use of any proceeds we receive from sales under the White Lion Purchase Agreement and may deploy them in ways with which you may disagree or that do not improve our results of operations or stock price. See “Use of Proceeds.”

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Risks Related to Investing in our Common Stock

The sale or availability for sale of shares issuable pursuant to this prospectus may depress the price of our Common Stock, dilute the interest of our existing stockholders, and encourage short sales by third parties, which could further depress the price of our Common Stock.

To the extent that the Selling Securityholder sells shares of our Common Stock pursuant to this prospectus, the market price of our Common Stock may decrease due to the additional selling pressure in the market. Any downward pressure on the price of our Common Stock caused by the sale or potential sale of such shares could encourage short sales by third parties. Such sales could place downward pressure on the price of our Common Stock by increasing the number of shares of our Common Stock being sold, which could further contribute to any decline in the market price of our Common Stock.

Any market activity involving short selling or other market making activities could result in negative impact to the market price for our Common Stock.

Short selling is a method used to capitalize on an expected decline in the market price of a security and could depress the price of our Common Stock, which could further increase the potential for future short sales. Sales of our Common Stock could encourage short sales by market participants, which could create negative market momentum. Continued short selling may bring about a temporary, or possibly long term, decline in the market price of our Common Stock. The Company cannot predict the size of future issuances or sales of Common Stock or the effect, if any, that future issuances and sales of Common Stock will have on its market price or the activities of short sellers. Sales involving significant amounts of Common Stock, including issuances made in the ordinary course of the Company’s business, or the perception that such sales could occur, may materially and adversely affect prevailing market prices of the Common Stock.

Failure to satisfy Nasdaq’s new minimum Market Value of Listed Securities requirement, its minimum bid price requirement or other continued listing requirements could result in the delisting of our common stock.

Our shares of common stock are currently listed on Nasdaq. If we fail to satisfy the continued listing requirements of The Nasdaq Capital Market, such as the corporate governance requirements, minimum bid price requirement or the minimum stockholders’ equity requirement, Nasdaq may take steps to delist our common stock. Any delisting would likely have a negative effect on the price of our common stock and would impair stockholders’ ability to sell or purchase their common stock when they wish to do so.

In July 2026, the SEC approved Nasdaq’s adoption of a new continued listing standard requiring companies listed on The Nasdaq Capital Market to maintain a minimum Market Value of Listed Securities (“MVLS”) of $5.0 million. Under the new rule, which is currently stayed pending full SEC review (which stay may be temporary), if a company’s MVLS remains below $5.0 million for 30 consecutive business days, Nasdaq may issue a Staff Delisting Determination without first providing a customary compliance period. Although a company may appeal such determination, its common stock would generally be suspended from trading on Nasdaq during the appeal process.

Based on the current market price of our common stock, our Market Value of Listed Securities has recently been below the $5.0 million threshold. Accordingly, there can be no assurance that we will satisfy the MVLS continued listing requirement within the applicable period prescribed by Nasdaq’s rules or otherwise maintain compliance with Nasdaq’s continued listing standards.

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As previously disclosed in the Current Report on Form 8-K filed by the Company on December 18, 2025, on December 12, 2025 the Company received written notice from the Listing Qualifications Department of The Nasdaq Stock Market notifying the Company that, based on the closing bid price of its common stock for the 30 consecutive business days ended December 12, 2025, the Company no longer maintained the minimum closing bid price of $1.00 per share required by Nasdaq Listing Rule 5550(a)(2). To regain compliance, on May 15, 2026 the Company effected the Reverse Split-2026, and on June 2, 2026 Nasdaq notified the Company that, based on the closing bid price of its common stock at or above $1.00 per share for the 10 consecutive business days from May 18, 2026 through June 1, 2026, the Company had regained compliance with Rule 5550(a)(2) and the matter was closed. Nasdaq further noted that, pursuant to Listing Rule 5810(c)(3)(A)(iv), because of the Company’s prior reverse stock splits, the Company may not be eligible for a future compliance period under the minimum bid price rule if it were to become non-compliant with that requirement again.

There can be no assurance that the Company will be able to maintain compliance with the bid price requirement, even if it maintains compliance with the other listing requirements.

In addition, we cannot assure you our securities will meet the continued listing requirements to be listed on Nasdaq in the future. If Nasdaq delists our common stock from trading on its exchange, we could face significant material adverse consequences including:

●	a limited availability of market quotations for our securities;

●	a determination that our common stock is a “penny stock” which will require brokers trading in our common stock to adhere to more stringent rules and possibly resulting in a reduced level of trading activity in the secondary trading market for our common stock;

●	a limited amount of news and analyst coverage for our company; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

If we fail to maintain compliance with all applicable continued listing requirements for the Nasdaq Capital Market and Nasdaq determines to delist our common stock, the delisting could adversely affect the market liquidity of our common stock, our ability to obtain financing to repay debt and fund our operations, including under our existing at-the-market offering program, which requires that our common stock be listed on Nasdaq, and under the White Lion Purchase Agreement, purchases under which are conditioned on, among other things, trading in our Common Stock not being suspended on the Principal Market.

The Reverse Split-2026 may not achieve its intended benefits and may adversely affect the liquidity and market price of our Common Stock.

On May 15, 2026, we effected a 1-for-40 reverse stock split of our Common Stock. The reverse split reduced the number of shares of our Common Stock outstanding from approximately 22,230,563 to approximately 555,764. The principal purpose of the reverse split was to increase the per-share market price of our Common Stock to regain and maintain compliance with the Nasdaq minimum bid price requirement. However, the market price of our Common Stock will continue to be based on numerous factors, and we cannot assure you that the reverse split will result in any sustained increase in the per-share price, that the per-share price will remain above $1.00, or that we will otherwise meet the continued listing standards of Nasdaq. The reverse split also reduced the number of shares available for trading, which, together with our limited public float, could adversely affect the liquidity of our Common Stock, increase volatility, and make it more difficult for us to raise capital or for stockholders to sell their shares.

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THE WHITE LION EQUITY FINANCING

On August 26, 2025, the Company entered into the White Lion Purchase Agreement with White Lion and a related Registration Rights Agreement (the “RRA”). The Company and White Lion subsequently entered into Amendment No. 1 to the White Lion Purchase Agreement, dated November 5, 2025, which added a fixed purchase notice option, and Amendment No. 2 to the White Lion Purchase Agreement, dated March 12, 2026, which increased the aggregate commitment amount from $10.0 million to $50.0 million and extended the commitment period through December 31, 2028. As used in this prospectus, the “White Lion Purchase Agreement” means that Common Stock Purchase Agreement dated August 26, 2025, as amended by Amendment No. 1 and Amendment No. 2. Pursuant to the White Lion Purchase Agreement, the Company has the right, but not the obligation, to require White Lion to purchase, from time to time, up to $50.0 million in aggregate gross purchase price of newly issued shares of our Common Stock, subject to the Exchange Cap, the beneficial ownership limitation and the other limitations and conditions set forth in the White Lion Purchase Agreement. As of the date of this prospectus, approximately $48.4 million remained available under the White Lion Purchase Agreement, representing approximately 96.8% of the aggregate $50.0 million commitment, subject to the terms and conditions of the White Lion Purchase Agreement.

The White Lion Purchase Agreement is a discretionary financing facility, and the Company is under no obligation to deliver purchase notices thereunder. The Company retains sole discretion over whether, when and in what amounts to request purchases, subject to the terms and conditions of the White Lion Purchase Agreement.

Subject to the satisfaction of customary conditions, including, without limitation, the effectiveness of the registration statement of which this prospectus forms a part (the “Registration Statement”) for the resale of the shares issuable pursuant to the White Lion Purchase Agreement, the Company’s right to sell shares to White Lion commenced upon the effectiveness of the initial resale registration statement filed under the RRA on September 4, 2025, and extends until the earlier of (i) the date on which the aggregate gross purchase price of all shares sold to White Lion equals $50.0 million and (ii) December 31, 2028 (the “Commitment Period”).

During the Commitment Period, and subject to the terms and conditions of the White Lion Purchase Agreement, the Company may deliver purchase notices from time to time. The per-share purchase price for each purchase made pursuant to a standard purchase notice is equal to the lowest traded price of the Common Stock during a three-hour valuation period commencing immediately upon White Lion’s written acknowledgement of the applicable purchase notice. Under the fixed purchase notice option added by Amendment No. 1, with White Lion’s consent the Company may sell shares at a per-share purchase price equal to 90% of the lowest traded price of the Common Stock during the five-minute period immediately preceding delivery of the applicable fixed purchase notice. White Lion’s purchase obligation under any single purchase notice is subject to per-notice trading-volume limits set forth in the White Lion Purchase Agreement (including a cap tied to Average Daily Trading Volume and daily total trading volume), and additional conditions including that the Registration Statement is effective and available for use, the Common Stock is DWAC eligible and trading on the Principal Market has not been suspended.

No purchase notice may be delivered to the extent it would result in White Lion beneficially owning more than 4.99% of the outstanding Common Stock (which White Lion may increase to 9.99% upon 61 days’ prior written notice) or would contravene the Exchange Cap (which limits issuances to 19.99% of the outstanding Common Stock as of August 26, 2025, unless stockholder approval is obtained or an exception under applicable exchange rules is available, including where the average price paid for all shares issued under the White Lion Purchase Agreement equals or exceeds the applicable Minimum Price). At the 2026 Annual Meeting of Stockholders held on May 6, 2026, the Company’s stockholders approved, for purposes of Nasdaq Listing Rule 5635(d), the issuance of shares of Common Stock in excess of the 19.99% Exchange Cap under the White Lion Purchase Agreement.

The White Lion Purchase Agreement terminates automatically upon the earlier of the end of the Commitment Period and certain bankruptcy or similar events, and may be terminated by the Company upon a material breach by White Lion, or for any reason, from the date on which the Commitment Shares have been issued and sold to White Lion, in each case as described in the White Lion Purchase Agreement.

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In consideration of White Lion’s commitments, the Company agreed to issue Commitment Shares having an aggregate value of $100,000, issuable in two equal tranches, with the number of shares in each tranche determined by dividing $50,000 by the Nasdaq Official Closing Price on specified valuation dates described in the White Lion Purchase Agreement. The Commitment Shares were fully earned as of August 26, 2025 and, after giving effect to the Reverse Split-2026, consist of approximately 3,066 shares of Common Stock. The Commitment Shares were registered for resale under the Prior Registration Statement.

Concurrently with the White Lion Purchase Agreement, the Company entered into the RRA on August 26, 2025. Pursuant to the RRA, the Company filed the Prior Registration Statement, an initial resale registration statement on Form S-1 (File No. 333-289900) covering the resale by White Lion of shares issuable under the ELOC, which was declared effective by the SEC on September 4, 2025. As of the date of this prospectus, all shares previously registered for resale under the Prior Registration Statement have been issued to and sold by White Lion. Because of the increase in the aggregate commitment under the White Lion Purchase Agreement effected by Amendment No. 2 and the issuance of all shares previously registered for resale under the Prior Registration Statement, the Company is filing the Registration Statement of which this prospectus forms a part to register up to 16,107,568 additional shares of Common Stock for resale by White Lion. The Company has agreed to use commercially reasonable best efforts to cause the Registration Statement to be declared effective as soon as reasonably practicable and to keep it effective as provided in the RRA.

Effect of Sales of our Common Stock under the White Lion Purchase Agreement on our Stockholders

The Common Stock being registered for resale in this offering may be issued and sold by us to the Selling Securityholder from time to time at our discretion, subject to the terms described above. The resale by the Selling Securityholder of a significant quantity of shares registered for resale at any given time, or the perception that such sales may occur, could cause the market price of our Common Stock to decline and to be volatile. Any sales we elect to make to White Lion will depend upon market conditions and other factors, and we may ultimately decide to sell all, some or none of the Common Stock that may be available for us to sell under the White Lion Purchase Agreement. After acquiring any such shares from us, the Selling Securityholder may resell all, some or none of those shares at any time and at varying prices. As a result, investors who purchase Common Stock from the Selling Securityholder at different times will likely pay different prices and may experience different levels of dilution and different investment outcomes. See “Risk Factors—Risks Related to This Offering.”

Because the purchase price per share to be paid by White Lion will fluctuate based on the market price of our Common Stock at the time we deliver a purchase notice, as of the date of this prospectus it is not possible to predict the number of shares we will sell to White Lion, the actual purchase price per share, or the actual gross proceeds we will receive.

Although the White Lion Purchase Agreement provides that we may sell up to an aggregate of $50 million of Common Stock to White Lion, we are registering 16,107,568 shares for resale under this prospectus. If it becomes necessary to issue and sell more shares than are registered hereunder in order to receive aggregate gross proceeds of $50 million, we must first file one or more additional registration statements, which must be declared effective by the SEC before we may elect to sell any such additional shares to White Lion.

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USE OF PROCEEDS

We will not receive any proceeds from the sale of Common Stock by the Selling Securityholder pursuant to this prospectus. We may receive up to $48.4 million in aggregate gross proceeds from White Lion under the White Lion Purchase Agreement in connection with future sales of shares of our Common Stock following the effectiveness of the registration statement of which this prospectus forms a part. However, the actual proceeds from White Lion may be less than this amount depending on the number of shares of our Common Stock we elect to sell and the prices at which such shares are sold. Proceeds to us from the sale of such shares of Common Stock, if any, pursuant to the White Lion Purchase Agreement will be used for, but not limited to, working capital to operate and grow the Company, debt payments, capital investments and general corporate purposes. We have not yet determined the amount of such proceeds to be used specifically for such purposes and, as a result, management will retain broad discretion over the allocation of any proceeds. The occurrence of unforeseen events or changed business conditions could result in the application of such proceeds in a manner other than as described herein. Pending the use of any proceeds, we may invest such proceeds in interest-bearing, marketable securities.

The Selling Securityholder will pay any underwriting fees, discounts, selling commissions, stock transfer taxes, and certain legal expenses incurred by it in disposing of its shares of Common Stock, and we will bear all other costs, fees, and expenses incurred in effecting the registration of such securities covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees, and fees and expenses of our counsel and our independent registered public accountants.

DIVIDEND POLICY

Except for a one-time cash dividend declared and paid in 2025, we have not historically paid cash dividends on our Common Stock, and we do not currently intend to pay any cash dividends on our Common Stock in the foreseeable future. We expect to retain all available funds and future earnings, if any, to fund the development and growth of our business. Any future determination to pay dividends, if any, on our Common Stock will be at the discretion of our board of directors and will depend on, among other factors, the terms of any outstanding preferred stock, our results of operations, financial condition, capital requirements and contractual restrictions.

DETERMINATION OF OFFERING PRICE

We cannot currently determine the price or prices at which shares of Common Stock may be sold by the Selling Securityholder under this prospectus.

SELLING SECURITYHOLDERS

This prospectus relates to the possible resale from time to time by White Lion of any or all of the shares of common stock that may be issued by us to White Lion under the White Lion Purchase Agreement. For additional information regarding the issuance of common stock covered by this prospectus, see the section titled “White Lion Equity Financing” above. We are registering the shares of common stock pursuant to the provisions of the Registration Rights Agreement we entered into with White Lion Capital on August 26, 2025 in order to permit the Selling Securityholder to offer the shares for resale from time to time. Except for the transactions contemplated by the White Lion Purchase Agreement and the Registration Rights Agreement or as otherwise disclosed in this prospectus, White Lion has not had any material relationship with us within the past three years. As used in this prospectus, the term “Selling Securityholder” means White Lion Capital, LLC.

The table below presents information regarding the Selling Securityholder and the shares of common stock that it may offer from time to time under this prospectus. This table is prepared based on information supplied to us by the Selling Securityholder, and reflects holdings as of August 26, 2026. The number of shares in the column “Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus” represents all of the shares of common stock that the Selling Securityholder may offer under this prospectus. The Selling Securityholder may sell some, all or none of its shares in this offering. We do not know how long the Selling Securityholder will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the Selling Securityholder regarding the sale of any of the shares.

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Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act, and includes shares of common stock with respect to which the Selling Securityholder has voting and investment power. The percentage of shares of common stock beneficially owned by the Selling Securityholder prior to the offering shown in the table below is based on 1,679,936 shares of our common stock outstanding on August 26, 2026. Because the purchase price of the shares of common stock issuable under the White Lion Purchase Agreement is determined on the Closing Date with respect to each purchase, the number of shares that may actually be sold by the Company under the White Lion Purchase Agreement may be fewer than the number of shares being offered by this prospectus. The fourth column assumes the sale of all of the shares offered by the Selling Securityholder pursuant to this prospectus.

Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering		Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus	Number of Shares of Common Stock Owned After Offering
	Number(1)	Percent(2)		Number(3)	Percent(2)
White Lion Capital, LLC(4)	—	—%	16,107,568	16,107,568	—

(1)	In accordance with Rule 13d-3(d) under the Exchange Act, we have excluded from the number of shares beneficially owned prior to the offering all of the shares that White Lion may be required to purchase under the White Lion Purchase Agreement, because the issuance of such shares is solely at our discretion and is subject to conditions contained in the White Lion Purchase Agreement, the satisfaction of which are entirely outside of White Lion’s control, including the registration statement that includes this prospectus becoming and remaining effective. Furthermore, the purchase of common stock are subject to certain agreed upon maximum amount limitations set forth in the White Lion Purchase Agreement. Also, the White Lion Purchase Agreement prohibits us from issuing and selling any shares of our common stock to White Lion to the extent such shares, when aggregated with all other shares of our common stock then beneficially owned by White Lion, would cause White Lion’s beneficial ownership of our common stock to exceed the 4.99% Beneficial Ownership Limitation.

(2)	Applicable percentage ownership is based on 1,679,936 shares of our common stock outstanding as of August 26, 2026.

(3)	Assumes the sale of all shares being offered pursuant to this prospectus.

(4)	The business address of White Lion Capital, LLC (“WLC”) is 17631 Ventura Blvd., Suite 1008, Encino, CA 91316. WLC’s principal business is that of a private investor. Yash Thukral, Sam Yaffa, and Nathan Yee are the managing principals of WLC. Therefore, each of Thukral, Yaffa, and Yee may be deemed to have sole voting control and investment discretion over securities beneficially owned directly by WLC and, indirectly, by WLC. We have been advised that WLC is not a member of the Financial Industry Regulatory Authority, or FINRA, or an independent broker-dealer. The foregoing should not be construed in and of itself as an admission by Thukral, Yaffa, and Yee as to beneficial ownership of the securities beneficially owned directly by WLC and, indirectly, by WLC.

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PLAN OF DISTRIBUTION

The shares of common stock offered by this prospectus are being offered by the Selling Securityholder, White Lion Capital, LLC. The shares may be sold or distributed from time to time by the Selling Securityholder directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The term “Selling Securityholder” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from the Selling Securityholder as a gift, pledge, partnership distribution or other transfer. The sale of the shares of our common stock offered by this prospectus could be effected in one or more of the following methods:

●	ordinary brokers’ transactions;

●	transactions involving cross or block trades;

●	through brokers, dealers, or underwriters who may act solely as agents;

●	“at the market” into an existing market for our common stock;

●	in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;

●	in privately negotiated transactions; or

●	any combination of the foregoing.

In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the state’s registration or qualification requirement is available and complied with.

White Lion is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

White Lion has informed us that it intends to use one or more registered broker-dealers to effectuate all sales, if any, of our common stock that it may acquire from us pursuant to the White Lion Purchase Agreement. Such sales will be made at prices and at terms then prevailing or at prices related to the then current market price. Each such registered broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. White Lion Capital has informed us that each such broker-dealer may receive commissions from White Lion and, if so, such commissions will not exceed customary brokerage commissions.

Brokers, dealers, underwriters or agents participating in the distribution of the shares of our common stock offered by this prospectus may receive compensation in the form of commissions, discounts, or concessions from the purchasers, for whom the broker-dealers may act as agent, of the shares sold by the Selling Securityholder through this prospectus. The compensation paid to any such particular broker-dealer by any such purchasers of shares of our common stock sold by the Selling Securityholder may be less than or in excess of customary commissions. Neither we nor the Selling Securityholder can presently estimate the amount of compensation that any agent will receive from any purchasers of shares of our common stock sold by the Selling Securityholder.

We know of no existing arrangements between the Selling Securityholder or any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares of our common stock offered by this prospectus.

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We may from time to time file with the SEC one or more supplements to this prospectus or amendments to the registration statement of which this prospectus forms a part to amend, supplement or update information contained in this prospectus, including, if and when required under the Securities Act, to disclose certain information relating to a particular sale of shares offered by this prospectus by the Selling Securityholder, including the names of any brokers, dealers, underwriters or agents participating in the distribution of such shares by the Selling Securityholder, any compensation paid by the Selling Securityholder to any such brokers, dealers, underwriters or agents, and any other required information.

We also have agreed to indemnify White Lion and certain other persons against certain liabilities in connection with the offering of shares of our common stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. White Lion has agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by White Lion specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

We estimate that the total expenses for the offering will be approximately $49,185.

White Lion has represented to us that at no time prior to the date of the White Lion Purchase Agreement has White Lion, any of its affiliates or any entity managed or controlled by White Lion engaged in or effected, directly or indirectly, for its own principal account, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our common stock that establishes a net short position with respect to our common stock. White Lion has agreed that during the term of the White Lion Purchase Agreement, none of White Lion, any of its affiliates nor any entity managed or controlled by White Lion will enter into or effect, directly or indirectly, any of the foregoing transactions for its own principal account or for the principal account of any other such entity.

We have advised the Selling Securityholder that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the Selling Securityholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus.

This offering will terminate on the date that all shares of our Common Stock offered by this prospectus have been sold by the Selling Securityholder.

Our Common Stock is listed on Nasdaq under the symbol “EZRA.” On August 26, 2026, the closing price of our Common Stock was $2.83 per share.

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DESCRIPTION OF CAPITAL STOCK

The following descriptions of common and preferred stock, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of our common stock and preferred stock, but is not intended to be complete. For the full terms of our common and preferred stock, please refer to our articles of incorporation, as amended from time to time, and our bylaws, as amended from time to time. The Florida Business Corporation Act (“FBCA”) may also affect the terms of these securities.

As of the date hereof, our authorized capital stock consists of 800,000,000 shares of capital stock with a par value of $0.086 per share, consisting of 50,000,000 shares of common stock, par value of $0.086 per share, and 750,000,000 shares of preferred stock, par value of $0.086 per share, which may, at the sole discretion of the Board of Directors be issued in one or more series. The Board of Directors has designated 50,000,000 shares of preferred stock as Series A Convertible Preferred Stock and 9,076 shares of preferred stock as Series B Convertible Preferred Stock. As of August 26, 2026, there were 1,679,936 shares of common stock issued and outstanding, held by approximately 521 holders of record, no shares of the Series A Convertible Preferred Stock and no shares of the Series B Convertible Preferred Stock are currently issued and outstanding. The authorized and unissued shares of both common stock and preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange on which our securities may be listed. Unless approval of our stockholders is so required, our board of directors will not seek stockholder approval for the issuance and sale of either our common stock or preferred stock.

The Board may from time to time authorize by resolution the issuance of any or all shares of the preferred stock authorized in accordance with the terms and conditions set forth in the articles of incorporation, as amended, for such purposes, in such amounts, to such persons, corporations, or entities, for such consideration and in one or more series, all as the Board in its discretion may determine and without any vote or other action by the stockholders, except as otherwise required by law.

Common Stock

Dividends. Subject to the rights of holders of any Preferred Stock having preference as to dividends and except as otherwise provided by the Articles of Incorporation from time to time, or the FBCA, as the same may be amended and supplemented, the holders of Common Stock shall be entitled to receive dividends when, as and if declared by the board of directors out of assets legally available therefor.

Voting Rights. Except as otherwise provided by the FBCA, the holders of the issued and outstanding shares of Common Stock shall be entitled to one vote for each share of Common Stock. No holder of shares of Common Stock shall have the right to cumulate votes.

Liquidation Rights. In the event of liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, subject to the prior rights of holders of Preferred Stock to share ratably in the Company’s assets, the Common Stock and any shares of Preferred Stock which are not entitled to any preference in liquidation shall share equally and ratably in the Company’s assets available for distribution after giving effect to any liquidation preference of any shares of Preferred Stock. A merger, conversion, exchange or consolidation of the Company with or into any other person or sale or transfer of all or any part of the assets of the Company (which shall not in fact result in the liquidation of the Company and the distribution of assets to stockholders) shall not be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.

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No Conversion, Redemption, or Preemptive Rights. The holders of Common Stock shall not have any conversion, redemption, or preemptive rights.

Consideration for Shares. The Common Stock authorized by the Articles of Incorporation shall be issued for such consideration as shall be fixed, from time to time, by the board of directors.

Non-Assessment of Stock. The Common Stock, after the amount of the subscription price has been fully paid, are non-assessable.

Reverse Stock Splits

On February 23, 2023, pursuant to authority granted by the Board, we implemented a 1-for-15 reverse split of our authorized and issued and outstanding common stock. The par value remained unchanged, and the split resulted in a rounding addition of approximately 902 shares valued at par, totaling $78.

On July 1, 2024, the Company effectuated a 1-for-17 reverse stock split of the Company’s issued and outstanding common stock. The par value remained unchanged, and the split resulted in a rounding addition of approximately 110,350 shares valued at par, totaling $9,490.

On May 15, 2026, the Company effectuated a 1-for-40 reverse stock split of the Company’s issued and outstanding common stock. The par value remained unchanged, and the split resulted in a rounding addition of approximately 480 shares valued at par, totaling $41.

Preferred Stock

Our board of directors may, without further action by our stockholders, fix the rights, preferences, privileges and restrictions of up to an aggregate of 750,000,000 shares of Preferred Stock in one or more series and authorize their issuance. The voting powers, designations, preferences, limitations, restrictions, and relative, participating, option and other rights of the Preferred Stock and the qualifications, limitations, or restrictions relating thereto, shall be prescribed by resolution of the board of directors pursuant to the Articles of Incorporation.

The following summary of terms of our Preferred Stock is not complete. You should refer to the provisions of our Articles of Incorporation and Bylaws and the resolutions containing the terms of each class or series of the Preferred Stock which have been or will be filed with the SEC at or prior to the time of issuance of such class or series of Preferred Stock and described in the applicable prospectus supplement. The applicable prospectus supplement may also state that any of the terms set forth herein are inapplicable to such series of Preferred Stock, provided that the information set forth in such prospectus supplement does not constitute material changes to the information herein such that it alters the nature of the offering or the securities offered.

We will fix the designations, voting powers, preferences and rights of the preferred stock of each series we issue, as well as the qualifications, limitations or restrictions thereof, in the certificate of designation relating to that series.

Series A Convertible Preferred Stock. Each share of Series A Convertible Preferred Stock shall have ten (10) votes per share and may be converted into one (1) shares of $0.086 par value common stock. The holders of the Series A Convertible Preferred Stock shall be entitled to receive, when, if and as declared by the Board, out of funds legally available therefore, cumulative dividends payable in cash. The annual interest rate at which cumulative preferred dividends will accrue on each share of Series A Convertible Preferred Stock is 0%. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, before any distribution of assets of the Corporation shall be made to or set apart for the holders of the Common Stock and subject and subordinate to the rights of secured creditors of the Company, the holders of Series A Preferred Stock shall receive an amount per share equal to the greater of (i) one dollar ($1.00), adjusted for any recapitalization, stock combinations, stock dividends (whether paid or unpaid), stock options and the like with respect to such shares, plus any accumulated but unpaid dividends (whether or not earned or declared) on the Series A Convertible Preferred Stock, and (ii) the amount such holder would have received if such holder has converted its shares of Series A Convertible Preferred Stock to common stock, subject to but immediately prior to such liquidation. As of December 31, 2021, all Series A Convertible Preferred Stock had been converted into shares of common stock and none remain issued and outstanding.

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Series B Convertible Preferred Stock. In January 2022, the Company issued 9,076 shares of the Series B Convertible Preferred Stock through the Private Placement for the purpose of raising capital. The Series B Convertible Preferred Stock have no voting rights and initially each share may be converted into 1 shares of the Company’s common stock. The holders of the Series B Convertible Preferred Stock are not entitled to receive any dividends other than any dividends paid on account of the common stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders shall be entitled to receive out of the assets, whether capital or surplus, of the Company the same amount that a holder of common stock would receive if the Preferred Stock were fully converted (disregarding for such purposes any conversion limitations hereunder) to common stock which amounts shall be paid pari-passu with all holders of common stock. During August 2022, all 9,076 Series B Convertible Preferred Stock were converted by third parties into 8,702 shares of common stock. As of December 31, 2023, all shares of Series B Convertible Preferred Stock had been converted and none remain outstanding.

Equity Incentive Plans

Since 2019, the Company has adopted the Reliance Global Group, Inc. 2019 Equity Incentive Plan, 2023 Equity Incentive Plan, 2024 Equity Incentive Plan, 2024 Omnibus Incentive Plan and 2025 Equity Incentive Plan, as amended (the “2025 Plan” and, collectively, the “Plans”). The Plans are intended to assist the Company and its subsidiaries in attracting and retaining directors, officers, employees, consultants and advisors by providing equity-based and other incentive compensation that aligns their interests with those of the Company’s stockholders. The Plans provide for various equity-based awards, including incentive and non-qualified stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”) and other stock-based or cash-based awards. Each Plan terminates ten years after its effective date, unless earlier terminated by the Board of Directors. As of the date of this prospectus, no material number of shares remained available for future issuance under any of the Plans other than the 2025 Plan. After giving effect to the Reverse Split-2026, 400,000 shares of Common Stock are authorized for issuance under the 2025 Plan, of which 1,792 shares remained available for future issuance as of the date of this prospectus. At the 2026 Annual Meeting of Stockholders held on May 6, 2026, the Company’s stockholders approved an amendment to the 2025 Plan increasing the number of shares authorized for issuance thereunder from 50,000 to 400,000 shares (after giving effect to the Reverse Split-2026).

Administration of the Plans. The Plans are administered by the Compensation Committee of the Board. The Compensation Committee is authorized to select from among eligible employees, directors, and service providers those individuals to whom shares and options are to be granted and to determine the number of shares to be subject to, and the terms and conditions of the options. The Compensation Committee is also authorized to prescribe, amend, and rescind terms relating to options granted under the Plans. Generally, the interpretation and construction of any provision of the Plans or any shares and options granted hereunder is within the discretion of the Compensation Committee.

Stock Options: The Plans provide that options may or may not be Incentive Stock Options (ISOs) within the meaning of Section 422 of the Internal Revenue Code. Only employees of the Company are eligible to receive ISOs, while employees, non-employee directors, consultants, and service providers are eligible to receive options which are not ISOs, i.e. “Non-Statutory Stock Options.” The options granted by the Compensation Committee in connection with its adoption of the Plans were Non-Statutory Stock Options.

The fair value of each option granted is estimated on the grant date using the Black-Scholes option pricing model or the value of the services provided, whichever is more readily determinable. The Black-Scholes option pricing model takes into account, as of the grant date, the exercise price and expected life of the option, the current price of the underlying stock and its expected volatility, expected dividends on the stock and the risk-free interest rate for the term of the option.

Effects of Authorized but Unissued Stock

We have shares of common stock and preferred stock available for future issuance without stockholder approval, subject to any limitations imposed by the listing standards of the Nasdaq Capital Market. We may utilize these additional shares for a variety of corporate purposes, including for future public offerings to raise additional capital, or facilitate corporate acquisitions or for payment as a dividend on our capital stock. The existence of unissued and unreserved common stock and preferred stock may enable our board of directors to issue shares to persons friendly to current management or to issue preferred stock with terms that could have the effect of making it more difficult for a third party to acquire or could discourage a third party from seeking to acquire, a controlling interest in our company by means of a merger, tender offer, proxy contest or otherwise. In addition, if we issue preferred stock, the issuance could adversely affect the voting power of holders of common stock, and the likelihood that such holders will receive dividend payments and payments upon liquidation.

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Florida Law and Certain Charter and Bylaw Provisions

Florida Anti-Takeover Law. As a Florida corporation, we are subject to certain anti-takeover provisions that apply to public corporations under Florida law.

Pursuant to Section 607.0901 of the FBCA a publicly held Florida corporation may not engage in a broad range of business combinations or other extraordinary corporate transactions with an interested shareholder without the approval of the holders of two-thirds of the voting shares of the corporation (excluding shares held by the interested shareholder), unless:

●	The transaction is approved by a majority of disinterested directors before the shareholder becomes an interested shareholder;

●	The interested shareholder has owned at least 80% of the corporation’s outstanding voting shares for at least five years preceding the announcement date of any such business combination;

●	The interested shareholder is the beneficial owner of at least 90% of the outstanding voting shares of the corporation, exclusive of shares acquired directly from the corporation in a transaction not approved by a majority of the disinterested directors; or

●	The consideration paid to the holders of the corporation’s voting stock is at least equal to certain fair price criteria.

An interested shareholder is defined as a person who, together with affiliates and associates, beneficially owns more than 10% of a corporation’s outstanding voting shares. We have not made an election in our Articles of Incorporation to opt out of Section 607.0901.

In addition, we are subject to Section 607.0902 of the FBCA which prohibits the voting of shares in a publicly held Florida corporation that are acquired in a control share acquisition unless (i) the board of directors approved such acquisition prior to its consummation or (ii) after such acquisition, in lieu of prior approval by the board of directors, the holders of a majority of the corporation’s voting shares, exclusive of shares owned by officers of the corporation, employee directors or the acquiring party, approve the granting of voting rights as to the shares acquired in the control share acquisition. A control share acquisition is defined as an acquisition that immediately thereafter entitles the acquiring party to 20% or more of the total voting power in an election of directors.

Articles of Incorporation, as amended and Bylaws.

Our Articles of Incorporation, as amended and Bylaws contain provisions that could have the effect of discouraging potential acquisition proposals or tender offers or delaying or preventing a change of control of our company. These provisions are as follows:

●	they provide that special meetings of shareholders may be called by the board of directors, or at the request in writing by shareholders of record owning at least 10% of all the stockholders entitled to vote; and

●	they do not include a provision for cumulative voting in the election of directors. Under cumulative voting, a minority shareholder holding a sufficient number of shares may be able to ensure the election of one or more directors. The absence of cumulative voting may have the effect of limiting the ability of minority shareholders to effect changes in the board of directors.

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Transfer Agent

The transfer agent and registrar for our common stock is VStock Transfer. The transfer agent and registrar’s address is 18 Lafayette Place, Woodmere, New York 11598. Its telephone number is (212) 828-8436.

Listing on the Nasdaq Capital Market

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “EZRA”.

LEGAL MATTERS

The validity of the securities being offered hereby will be passed upon by Zarif Law Group P.C.

EXPERTS

The financial statements of Reliance Global Group, Inc. as of and for the years ended December 31, 2024 and 2025, appearing in its Annual Report on Form 10-K for the year ended December 31, 2025, as amended by Amendment No. 1 on Form 10-K/A, have been audited by Urish Popeck & Co., LLC, as set forth in its report thereon, included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our web site address is http://www.relianceglobalgroup.com. There we make available free of charge, on or through the investor relations section of our website, annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with the SEC. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus. All website addresses in this prospectus are intended to be inactive textual references only.

This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. The registration statement, its exhibits and the documents incorporated by reference in this prospectus and their exhibits, all contain information that is material to the offering of the securities hereby. Whenever a reference is made in this prospectus to any of our contracts or other documents, the reference may not be complete. You should refer to the exhibits that are a part of the registration statement in order to review a copy of the contract or documents. The full registration statement and exhibits may be obtained from the SEC or us, as provided below. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information.

We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below (except in each case the information contained in such document to the extent “furnished” and not “filed”) that we have filed with the SEC:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed on March 10, 2026, as amended on Form 10-K/A filed on March 26, 2026;

●	Our Definitive Proxy Statement on Schedule 14A filed on March 23, 2026;

●	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 filed on May 7, 2026;

●	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2026 filed on July 30, 2026;

●	Our Current Reports on Form 8-K filed with the SEC on January 21, 2026, February 3, 2026, February 9, 2026, February 10, 2026, February 25, 2026, March 2, 2026, March 17, 2026, March 27, 2026, May 4, 2026, May 7, 2026, May 14, 2026, June 3, 2026, June 25, 2026, July 29, 2026, August 5, 2026, August 6, 2026 and August 27, 2026, in each case excluding any information that is furnished and not filed, including any information furnished under Item 2.02 or Item 7.01 of Form 8-K and any related exhibits furnished (and not filed) under Item 9.01 of Form 8-K; and

●	Description of Capital Stock of the Company, incorporated herein by reference to Exhibit 4.4 to the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2024.

In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering (excluding any information furnished rather than filed), shall be deemed to be incorporated by reference into this prospectus.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes hereof to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

Reliance Global Group, Inc.

300 Blvd. of the Americas, Suite 105

Lakewood, NJ 08701

(732) 380-4600

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus.

The documents incorporated by reference may be accessed at our website:  http://www.relianceglobalgroup.com.

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Reliance Global Group, Inc.

UP TO 16,107,568 SHARES OF COMMON STOCK

PROSPECTUS

, 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses payable by the registrant in connection with the offering of the securities being registered.

SEC registration fee	$6,685
Accounting fees and expenses	7,500
Legal fees and expenses	35,000
Total	$49,185

Item 14. Indemnification of Directors and Officers

The Florida Business Corporation Act (the “FBCA”) provides that a corporation may indemnify a director or officer against liability if the director or officer acted in good faith, the director or officer acted in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and in the case of any criminal proceeding, the director or officer had no reasonable cause to believe his or her conduct was unlawful. A corporation may not indemnify a director or an officer except for expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof, where such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation.

The FBCA provides that a corporation must indemnify a director or officer who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the individual was a party because he or she is or was a director or officer of the corporation against expenses incurred by the individual in connection with the proceeding.

A corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse expenses incurred in connection with the proceeding by a director or an officer if the director or officer delivers to the corporation a signed written undertaking of the director or officer to repay any funds advanced if such director or officer is not entitled to indemnification.

Our articles of incorporation, as amended, and bylaws provide that we have the power to indemnify our directors, officers, employees and agents to the full extent permitted by the FBCA if in the judgment of the entire board of directors (excluding from such majority any director under consideration for indemnification), the criteria set forth in Sec. 607.0851(1) or (2) of the FBCA have been met.

These indemnification provisions may be sufficiently broad to permit indemnification of our officers, directors and other corporate agents for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our company pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

II-1

We have the power to purchase and maintain insurance on behalf of any person who is or was one of our directors or officers, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other business against any liability asserted against the person or incurred by the person in any of these capacities, or arising out of the person’s fulfilling one of these capacities, and related expenses, whether or not we would have the power to indemnify the person against the claim under the provisions of the FBCA.

If the FBCA Law is amended to expand further the indemnification permitted to indemnitees, then we shall indemnify such persons to the fullest extent permitted by the FBCA, as so amended.

Our obligation to provide indemnification under our bylaws, which will be in effect upon the consummation of this offering, shall be offset to the extent of any other source of indemnification or any otherwise applicable insurance coverage under a policy maintained by us or any other person.

Our bylaws, which will be in effect upon the consummation of this offering, shall be deemed to be a contract between us and each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that person is or was, or has agreed to become, a director or officer of ours, or is or was serving, or has agreed to serve, at our request, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, including any employee benefit plan, or by reason of any action alleged to have been taken or omitted in such capacity, at any time while this by-law is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts.

The indemnification provision of our bylaws does not affect directors’ responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered herewith, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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Item 15. Recent Sales of Unregistered Securities

In the three years preceding the filing of this registration statement, we have issued the following securities that were not registered under the Securities Act. No underwriters were involved in the sales and the transfer of securities sold and issued was restricted absent registration under the Securities Act or an applicable exemption from registration.

Date of Transaction	Transaction type (e.g. new issuance, cancellation, shares returned to treasury)	Number of Securities Issued (or cancelled) (1)	Class of Securities	Value of Securities issued ($/per share) at Issuance(1)	Were the Securities issued at a discount to market price at the time of issuance? (Yes/No)	Individual/ Entity Securities were issued to (entities must have individual with voting / investment control disclosed)	Reason for Securities issuance (e.g. for cash or debt conversion) OR Nature of Services Provided (if applicable)	Restricted or Unrestricted as of this filing?	Exemption or Registration Type?
10/11/2023	New	257	Common	1,645.60	No	Julie A. Blockey	Acquisition Earn-Out payment	Restricted	4(a)(2)

12/06/2023	New	96	Common	1,115.20	No	New to the Street Group, LLC	Services	Restricted	4(a)(2)

12/08/2023	New	117	Common	822.80	No	Outside the Box Capital Inc.	Services	Restricted	4(a)(2)

12/12/2023	New	6,192	Series G Warrants	See footnote(2)	No	Armistice Capital Master Fund, Ltd.	Inducement to exercise Series F Warrants	Restricted	4(a)(2)

12/15/2023	New	441	Common	See footnote(3)	See footnote(3)	Hudson Bay Master Fund Ltd.	Inducement to exchange Series B Warrants	Restricted	3(a)(9)

4/25/2024	New	751	Common	236.40	No	Julie A. Blockey	Acquisition Earn-Out payment	Restricted	4(a)(2)

5/21/2024	New	446	Common	224.40	No	Outside the Box Capital Inc.	Services	Restricted	4(a)(2)

6/20/2024	New	989	Common	158.40	No	Armistice Capital Master Fund, Ltd.	In Exchange for Series B Common Stock Purchase Warrant	Restricted
									4(a)(2)
6/21/2024	New	4,806	Common	158.40	No	Armistice Capital Master Fund, Ltd.	In Exchange for Series G Common Stock Purchase Warrant	Restricted	4(a)(2)

10/9/2024	New	167	Common	90.00	No	Simon Jacobson	Services	Restricted	4(a)(2)

10/29/2024	New	1,751	Common Stock	94.00	No	Jonathan Spetner	Amendment to Stock Exchange Agreement	Restricted	4(a)(2)

10/29/2024	New	1,751	Common Stock	94.00	No	Agudath Israel of America	Amendment to Stock Exchange Agreement	Restricted	4(a)(2)

11/20/2024	New	1,812	Common	55.20	No	Outside the Box Capital Inc.	Service	Restricted	4(a)(2)

2/20/2025	New	1,963	Common Stock	61.00	No	Jonathan Spetner	Amendment to Stock Exchange Agreement	Restricted	4(a)(2)

2/20/2025	New	1,963	Common Stock	61.00	No	Agudath Israel of America	Amendment to Stock Exchange Agreement	Restricted	4(a)(2)

3/25/2025	New	2,625	Common	54.00	No	Bitbean LLC	Services	Restricted	4(a)(2)

5/30/2025	New	1,033	Common Stock	48.40	No	Outside the Box Capital, Inc.	Services	Restricted	4(a)(2)

5/30/2025	New	2,066	Common Stock	48.40	No	Tie Out Investments, Inc.	Services	Restricted	4(a)(2)

6/20/2025	New	37,202	Pre-Funded Warrants	N/A(4)	No	Sabby Volatility Warrant Master Fund, Ltd.	Private placement financing	Restricted	4(a)(2)

6/20/2025	New	74,405	Warrants	N/A(4)	No	Sabby Volatility Warrant Master Fund, Ltd.	Private placement financing	Restricted	4(a)(2)

II-3

Date of Transaction	Transaction type (e.g. new issuance, cancellation, shares returned to treasury) and all under Section 4(a)(2) of the Securities Act of 1933	Number of Securities Issued (or cancelled) (1)	Class of Securities	Value of Securities issued ($/per share) at Issuance(1)	Were the Securities issued at a discount to market price at the time of issuance? (Yes/No)	Individual/ Entity Securities were issued to (entities must have individual with voting / investment control disclosed)	Reason for Securities issuance (e.g. for cash or debt conversion) OR Nature of Services Provided (if applicable)	Restricted or Unrestricted as of this filing?	Exemption or Registration Type?
6/20/2025	New	2,604	Placement Agent Warrants	N/A(5)	No	H.C. Wainwright & Co., LLC	Placement agent compensation	Restricted	4(a)(2)

8/27/2025	New	1,330	Common	37.60	No	White Lion Capital LLC	ELOC Commitment Fee Shares	Unrestricted	4(a)(2)

9/3/2025	New	2,767	Common	36.14	No	Tomchei Shabbos D’lakewood	Marketing Service Agreement	Restricted	4(a)(2)

9/15/2025	New	11,250	Common	32.00	No	White Lion Capital LLC	ELOC share sales	Unrestricted	4(a)(2)

10/29/2025	New	7,500	Common	40.00	No	White Lion Capital LLC	ELOC share sales	Unrestricted	4(a)(2)

11/18/2025	New	7,875	Common	29.85	No	J2 Labs Inc	Service Agreement	Restricted	4(a)(2)

11/25/2025	New	1,736	Common	28.80	No	White Lion Capital LLC	ELOC Commitment Fee Shares	Unrestricted	4(a)(2)

11/26/2025	New	1,250	Common	24.48	No	White Lion Capital LLC	ELOC share sales	Unrestricted	4(a)(2)

11/26/2025	New	1,250	Common	24.08	No	White Lion Capital LLC	ELOC share sales	Unrestricted	4(a)(2)

11/28/2025	New	2,500	Common	23.60	No	White Lion Capital LLC	ELOC share sales	Unrestricted	4(a)(2)

12/2/2025	New	1,250	Common	24.92	No	White Lion Capital LLC	ELOC share sales	Unrestricted	4(a)(2)

12/2/2025	New	1,250	Common	24.04	No	White Lion Capital LLC	ELOC share sales	Unrestricted	4(a)(2)

12/3/2025	New	1,200	Common	23.88	No	White Lion Capital LLC	ELOC share sales	Unrestricted	4(a)(2)

5/18/2026	New	3,375	Common	29.85	No	J2 Labs Inc	Service Agreement	Restricted	4(a)(2)

5/20/2026	New	3,000	Common	3.79	No	White Lion Capital LLC	ELOC share sales	Unrestricted	4(a)(2)

6/18/2026	New	2,131	Common	7.04	No	Michael Goldberg	Service Agreement	Restricted	4(a)(2)

6/18/2026	New	3,650	Common	4.11	No	Michael Goldberg	Service Agreement	Restricted	4(a)(2)

7/1/2026	New	4,630	Common	3.24	No	Michael Goldberg	Service Agreement	Restricted	4(a)(2)

7/27/2026	New	3,077	Common	3.25	No	Crescendo Communications LLC	Service Agreement	Restricted	4(a)(2)

8/4/2026	New	50,000	Common	2.90	No	White Lion Capital LLC	ELOC share sales	Unrestricted	4(a)(2)

8/4/2026	New	50,000	Common	2.79	No	White Lion Capital LLC	ELOC share sales	Unrestricted	4(a)(2)

8/4/2026	New	50,000	Common	2.84	No	White Lion Capital LLC	ELOC share sales	Unrestricted	4(a)(2)

8/4/2026	New	50,000	Common	2.82	No	White Lion Capital LLC	ELOC share sales	Unrestricted	4(a)(2)

8/4/2026	New	51,666	Common	2.87	No	White Lion Capital LLC	ELOC share sales	Unrestricted	4(a)(2)

7/31/2026	New	3,077	Common	1.82	No	Crescendo Communications LLC	Service Agreement	Restricted	4(a)(2)

8/3/2026	New	8,241	Common	1.82	No	Michael Goldberg	Service Agreement	Restricted	4(a)(2)

(1)	Gives effect to the 1-for-15 reverse stock split effected February 23, 2023, the 1-for-17 reverse stock split effected July 1, 2024 and the 1-for-40 reverse stock split effected May 15, 2026.

(2)	Reflects issuance of Series G Warrants pursuant to Series F Inducement Agreement dated December 12, 2023 exercisable at an initial exercise price of $428.40, subsequently reset to $176.80 per share on May 10, 2024.

(3)	Reflects issuance of Common Stock in exchange for 441 Series B Warrants pursuant to Exchange Offer of Warrants to Purchase Common Stock and Amendment dated December 12, 2023.

(4)	On June 18, 2025, the Company entered into a securities purchase agreement with Sabby Volatility Warrant Master Fund, Ltd., pursuant to which the Company issued, in a private placement that closed on or about June 20, 2025, (i) pre-funded warrants to purchase up to 37,202 shares of Common Stock at an exercise price of $0.04 per share and (ii) warrants to purchase up to 74,405 shares of Common Stock at an exercise price of $57.20 per share, at a combined purchase price of $67.20 per share of Common Stock and accompanying warrant. The securities were offered and sold pursuant to Section 4(a)(2) of the Securities Act. The shares issuable upon exercise were registered for resale on a Form S-1 declared effective on July 3, 2025.

(5)	In connection with the private placement described in footnote (4), the Company issued to H.C. Wainwright & Co., LLC placement agent warrants to purchase up to 2,604 shares of Common Stock at an exercise price of $84.00 per share, on substantially the same terms as the investor warrants, pursuant to Section 4(a)(2). The underlying shares were registered for resale on the Form S-1 referenced in footnote (4).

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Item 16. Exhibits and Financial Statement Schedules

(a) The exhibits set forth below have been or are being filed herewith and are numbered in accordance with Item 601 of Regulation S-K.

(b) Financial statement schedules have been omitted, as the information required to be set forth therein is included in the consolidated financial statements or notes thereto incorporated by reference into the prospectus forming part of this registration statement.

Exhibit No.	Description

1.1	At The Market Offering Agreement dated as of August 13, 2025 between the Company and H.C. Wainwright & Co., LLC (incorporated by reference to Exhibit 1.1 to the Current Report on Form 8-K filed by the Company on August 14, 2025).

3.1

Articles of Restatement to the Articles of Incorporation of Reliance Global Group, Inc., effective March 17, 2026 (incorporated herein by reference to Exhibit 3.2 to Current Report on Form 8-K filed with the Securities and Exchange Commission on March 17, 2026).

3.2

Articles of Amendment to Articles of Incorporation, as Amended, dated May 12, 2026 (incorporated herein by reference to Exhibit 3.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on May 14, 2026).

3.3

Amended and Restated Bylaws of Reliance Global Group, Inc., dated March 11, 2026 (incorporated herein by reference to Exhibit 3.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on March 17, 2026).

4.1	Form of Warrant (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K filed on June 23, 2025)

4.2	Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.3 to the Current Report on Form 8-K filed on June 23, 2025)

4.3	Form of Common Warrant (incorporated by reference to Exhibit 4.9 to the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on January 23, 2026 (File No. 333-292895)).

4.4

Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.11 to the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on January 23, 2026 (File No. 333-292895)).

5.1^	Opinion of Zarif Law Group P.C. as to the validity of the securities being registered.

10.1†	Reliance Global Group Inc. 2019 Equity Incentive Plan (incorporated by reference to Exhibit 10.5 to the Company’s Registration Statement on Form S-1 (Amendment No. 3) filed with the Securities and Exchange Commission on January 28, 2021 (File No. 333-249381)).

10.2†	Reliance Global Group Inc. 2023 Equity Incentive Plan (incorporated by reference to Appendix I to the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on October 4, 2023 (File No. 001-40020)).

10.3†	Executive Employment Agreement, dated January 25, 2024, between the Company and Ezra Beyman (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on January 31, 2024).

10.4†	Reliance Global Group, Inc. 2024 Omnibus Incentive Plan (incorporated by reference to Exhibit 99.1 to the Company’s Registration Statement on Form S-8 (File No. 333-284386) filed on January 21, 2025).

10.5†	Reliance Global Group, Inc. 2025 Equity Incentive Plan (incorporated by reference to Appendix I to the Definitive Proxy Statement on Schedule 14A filed on April 15, 2025).

10.6	Revolving Credit Facility Agreement, dated as of March 5, 2025, by and among the registrant and YES Americana Group, LLC (incorporated by reference to Exhibit 10.41 to the registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 7, 2025).

10.7	Revolving Note issued by the registrant in favor of YES Americana Group, LLC on March 5, 2025 (incorporated by reference to Exhibit 10.42 to the registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 7, 2025).

10.8	Amendment No. 1 to the Revolving Credit Facility Agreement, dated June 24, 2025, by and among Reliance Global Group, Inc. and YES Americana Group, LLC (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on June 24, 2025).

10.9	Amendment No. 1 to the Revolving Note issued by Reliance Global Group, Inc. in favor of YES Americana Group, LLC on June 24, 2025 (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed by the Company on June 24, 2025).

10.10	Common Stock Purchase Agreement between the Company and White Lion Capital, LLC, dated August 26, 2025 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on August 27, 2025).

II-5

10.11	Registration Rights Agreement between the Company and White Lion Capital, LLC, dated August 26, 2025 (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed by the Company on August 27, 2025).

10.12

Amendment No. 1 to Common Stock Purchase Agreement, dated November 5, 2025, by and between Reliance Global Group, Inc. and White Lion Capital, LLC (incorporated by reference to Exhibit 10.7 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 6, 2025).

10.13

Amendment No. 2 to Common Stock Purchase Agreement, dated March 12, 2026, by and between Reliance Global Group, Inc. and White Lion Capital, LLC (incorporated herein by reference to Exhibit 10.3 to Current Report on Form 8-K filed with the Securities and Exchange Commission on March 17, 2026).

10.14

Full and Final Release and Settlement Agreement, dated March 11, 2026, by and among Reliance Global Group, Inc., Reliance Global Holdings, LLC, Ezra S. Beyman, Debbie Beyman, Eliezer Kreindler and Lazar’s Group, Inc. (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed with the SEC on March 17, 2026).

10.15

Full and Final Release and Settlement Agreement, dated March 13, 2026, by and among Reliance Global Group, Inc., Reliance Global Holdings, LLC, Ezra S. Beyman, Debbie Beyman, Eli Rubin and 9352-9113 Quebec Inc. d/b/a Excellent Photo (incorporated herein by reference to Exhibit 10.4 to Current Report on Form 8-K filed with the Securities and Exchange Commission on March 17, 2026).

10.16

Promissory Note, dated April 29, 2026, by and between EZRA International Group LLC and LifeSci Global Group LLC (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on May 4, 2026).

10.17

Unit Subscription Agreement, dated April 30, 2026, by and between Innervate Radiopharmaceuticals LLC and LifeSci Global Group LLC (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed by the Company on May 4, 2026).

10.18

Letter Agreement (Side Letter), dated April 30, 2026, by and between Innervate Radiopharmaceuticals LLC and LifeSci Global Group LLC (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed by the Company on May 4, 2026).

10.19†	Reliance Global Group, Inc. 2025 Equity Incentive Plan, as amended (incorporated by reference to Exhibit 99.1 to the Registration Statement on Form S-8 (File No. 333-297136) filed with the Securities and Exchange Commission on June 29, 2026).

10.20

Share Purchase Agreement, dated February 5, 2026, by and between Reliance Global Group, Inc. and Enquantum Ltd. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on February 10, 2026).

10.21

Amendment No. 1 to Share Purchase Agreement, dated February 19, 2026, by and between Reliance Global Group, Inc. and Enquantum Ltd. (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed by the Company on February 25, 2026).

10.22

Asset Purchase Agreement, dated December 23, 2025, by and among Reliance Global Group, Inc., Employee Benefits Solutions, LLC and US Benefits Alliance, LLC (collectively, as seller), and Employee Benefit Solutions Inc (as purchaser) (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on December 30, 2025).

21.1^	List of subsidiaries.

23.1^	Consent of Urish Popeck & Co., LLC.

23.2^	Consent of Zarif Law Group P.C. (included in Exhibit 5.1).

24.1^	Power of Attorney (included on the signature page).

97.1†	Compensation Recovery Policy of Reliance Global Group, Inc., dated November 13, 2023 (incorporated by reference to Exhibit 97.1 to the Annual Report on Form 10-K/A filed on April 8, 2025).

101.INS^	Inline XBRL Instance Document

101.SCH^	Inline XBRL Taxonomy Extension Schema Document

101.CAL^	Inline XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF^	Inline XBRL Taxonomy Extension Definition Linkbase Document

101.LAB^	Inline XBRL Taxonomy Extension Label Linkbase Document

101.PRE^	Inline XBRL Taxonomy Extension Presentation Linkbase Document

104^	Cover Page Interactive Data File (embedded within the Inline XBRL document)

107^	Filing Fee Table.

*	Previously filed
**	Previously furnished
^	Filed herewith
†	Includes management contracts and compensation plans and arrangements

II-6

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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(5) That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(8) The undersigned registrant hereby undertakes that:

(i) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

II-8

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lakewood, State of New Jersey, on August 27, 2026.

RELIANCE GLOBAL GROUP, INC.

By:	/s/ Ezra Beyman
Ezra Beyman
Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mr. Ezra Beyman, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to sign any and all additional registration statements relating to the Registration Statement and filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent or his substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Ezra Beyman	Chief Executive Officer and Executive Chairman and Director
Ezra Beyman	(Principal Executive Officer)	August 27, 2026

/s/ Joel Markovits	Chief Financial Officer
Joel Markovits	(Principal Financial and Accounting Officer)	August 27, 2026

/s/ Alex Blumenfrucht	Director
Alex Blumenfrucht		August 27, 2026

/s/ Sheldon Brickman	Director
Sheldon Brickman		August 27, 2026

/s/ Ben Fruchtzweig	Director
Ben Fruchtzweig		August 27, 2026

/s/ Scott Korman	Director
Scott Korman		August 27, 2026

II-9